www.cassinfo.com | ©2026 Cass Information Systems | Earnings Supplement Third Quarter 2026

www.cassinfo.com | ©2026 Cass Information Systems | Forward-Looking Information Readers should note that, in addition to the historical information contained herein, this earnings supplement contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue, expenses and asset growth, financial performance and profitability, loan, payments in advance of funding, accounts and drafts payable and deposit growth, changes in freight rates and energy prices, liquidity, yields and returns and asset diversification and credit management. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: whether the Company’s customers continue to utilize its payment processing and related services; unfavorable developments concerning customer credit quality; risks associated with lending concentrations including, but not limited to, faith-based ministries and franchise restaurants; liquidity risk; risks associated with cyber-attacks and data breaches; outcomes of litigation and other contingencies; exposure to general and local economic and market conditions; higher inflation and its impacts (including U.S. federal government measures to address higher inflation); impacts of trade and tariff policies and U.S. fiscal debt; any slowdown in global economic growth; risks associated with rapid increases or decreases in prevailing interest rates; the Company’s ability to attract and retain deposits, accounts and drafts payable and access to other sources of liquidity; competition from banks, other financial institutions, freight audit and payment and utility bill management providers; the Company’s ability to attract and retain key personnel; burdens imposed by federal and state regulation; changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on the Company’s revenue, expenses and businesses; changes in accounting policies and practices or accounting standards; natural disasters (including wildfires and earthquakes); terrorist activities; war and geopolitical matters (including in Israel, Iran and Ukraine and the imposition of additional sanctions and export controls in connection therewith); pandemics or other health emergencies and their effects on economic and business environments in which the Company operates, including the related disruption to the financial market and other economic activity; and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results. For any forward-looking statements made in this earnings supplement or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, the Company disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made. 2

www.cassinfo.com | ©2026 Cass Information Systems | • Net income and diluted earnings per share of $10.6 million and $0.81, respectively, increases of 16.1% and 19.1%, respectively, compared to 3Q2025. • Return on average equity of 17.46%. • Increase in net interest margin to 4.02%, compared to 3.87% in 3Q2025. • Increase in net interest income of $1.9 million, or 8.9%, compared to 3Q2025. • Increase in financial fees of $1.2 million, or 11.8%, compared to 3Q2025. • Increase in total revenues of $2.6 million, or 5.3%, compared to 3Q2025. • Increase in transportation dollar volumes of 14.5%, compared to 3Q2025. • Increase in average deposits of $79.2 million, or 7.8%, compared to 3Q2025. • Increased quarterly dividend by $0.02 to $0.34 per share for 4Q2026. 3Q 2026 Financial Highlights 3

www.cassinfo.com | ©2026 Cass Information Systems | Core Earnings Metrics $9.2M $9.0M $8.7M $9.2M $10.6M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $0.69 $0.68 $0.66 $0.71 $0.81 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (1) ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (1) (1) Refer to explanation of use of non-GAAP financial measures and reconciliation of adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations as presented later in this presentation. $9.2M $8.2M $8.7M $10.6M $10.6M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 NET INCOME FROM CONTINUING OPERATIONS $0.69 $0.62 $0.66 $0.81 $0.81 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 DILUTED EPS FROM CONTINUING OPERATIONS 4

www.cassinfo.com | ©2026 Cass Information Systems | The change in processing fees quarter to quarter is generally correlated to transportation and facility invoice volumes. Processing fees declined 4.6% as compared to 3Q2025 due to lower transportation and facility transaction volumes. Traditional freight invoice volumes of 8.8 million decreased 1.2% as compared to 3Q2025. Facility expense invoice volumes of 4.0 million decreased 1.2% as compared to 3Q2025. The Company has recently won new Facility clients and expects to see volumes increase over prior year levels as the clients are onboarded. 8.86M 8.35M 8.06M 8.67M 8.76M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 4.08M 4.06M 4.04M 4.02M 4.03M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $16.7M $16.3M $15.7M $16.1M $15.9M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Processing Fees and Transaction Volumes TRADITIONAL FREIGHT INVOICE VOLUMES FACILITY INVOICE VOLUMES PROCESSING FEES 5

Transportation Dollar Volumes

$ and numbers in thousands, except average dollars per invoice

	Three Months Ended					Nine Months Ended	
	09/30/26	06/30/26	03/31/26	12/31/25	09/30/25	09/30/26	09/30/25
Traditional freight $$ processed by line item:							
Linehaul/other	$ 8,544,465	$ 8,012,376	$ 7,360,767	$ 7,393,950	$ 7,537,244	$ 23,917,608	$ 22,288,954
Fuel surcharge	1,080,606	1,041,950	653,769	667,507	711,022	2,776,325	2,126,777
Tariff	142,030	140,913	187,159	150,013	181,126	470,102	423,230
Total $$ processed	$ 9,767,101	$ 9,195,239	$ 8,201,695	$ 8,211,470	$ 8,429,392	$ 27,164,035	$ 24,838,961
Traditional freight average $$ per invoice:							
Linehaul/other	$ 976	$ 924	$ 913	$ 885	$ 851	$ 938	$ 857
Fuel surcharge	123	120	81	80	80	109	82
Tariff	16	16	23	18	20	18	16
Average $$ per invoice	$ 1,115	$ 1,060	$ 1,017	$ 983	$ 951	$ 1,065	$ 955
All other $$ processed	$ 1,280,053	$ 1,269,833	$ 1,127,447	$ 1,270,928	$ 1,221,941	$ 3,677,333	$ 3,490,947
Total Transportation $$ processed	$ 11,047,154	$ 10,465,072	$ 9,329,142	$ 9,482,398	$ 9,651,333	$ 30,841,368	$ 28,329,908
Traditional freight invoices processed	8,755	8,669	8,064	8,351	8,861	25,488	26,008
All other invoices processed	40,376	42,120	40,330	47,872	44,061	122,826	128,652
Total invoices processed	49,131	50,789	48,394	56,223	52,922	148,314	154,660

Note: To provide more meaningful information to investors, the Company changed the manner in which it is reporting transportation invoices and dollars processed by differentiating between traditional freight (truckload, less-than-truckload, ocean, air and rail) and other (parcel and final mile). Previous quarters have been restated to be consistent with current quarter presentation.

Cass Information Systems, Inc.
www.cassinfo.com | ©2026 Cass Information Systems | 6

www.cassinfo.com | ©2026 Cass Information Systems | $9.65B $9.48B $9.33B $10.47B $11.05B 8E+09 8.5E+09 9E+09 9.5E+09 1E+10 1.05E+10 1.1E+10 1.15E+10 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Transportation dollar volumes of $11.0 billion increased 14.5% as compared to 3Q2025. Average dollars per traditional freight invoice increased 17.2% as compared to 3Q2025 due to an increase in overall freight rates, as well as the impact of fuel surcharges. During September 2026, the average dollars per traditional freight invoice was $1,152, suggesting that the average dollars per invoice will continue rising into the fourth quarter of 2026. Every $100 increase in average dollars per traditional freight invoice would be expected to increase average accounts and drafts payable by approximately $60.0 million, leading to an additional $2.4 million of annual interest income at a risk-free rate. In addition, the Company would expect financial fees to increase approximately $2.4 million annually as a result of an increase in average payments in advance of funding. TOTAL TRANSPORTATION DOLLARS PROCESSED 7 AVERAGE DOLLARS PER TRADITIONAL FREIGHT INVOICE $951 $983 $1,017 $1,060 $1,115 850 900 950 1000 1050 1100 1150 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Transportation Dollar Volumes (continued)

www.cassinfo.com | ©2026 Cass Information Systems | $1,526 $1,401 $1,549 $1,408 $1,631 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $6.23B $5.69B $6.25B $5.66B $6.58B 5E+09 5.2E+09 5.4E+09 5.6E+09 5.8E+09 6E+09 6.2E+09 6.4E+09 6.6E+09 6.8E+09 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $1.21B $1.21B $1.17B $1.18B $1.25B Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Facility expense dollar volumes totaled $6.6 billion, an increase of 5.5% as compared to 3Q2025. The average dollars per invoice of $1,631 increased 6.9%, primarily due to rising electricity and gas prices. As a result of the increase in both transportation and facility dollar volumes, average accounts and drafts payable increased $37.0 million, or 3.1%, as compared to 3Q2025, which positively impacts interest income as these funds are invested in cash and investment securities. Facility Dollar Volumes and Accounts and Drafts Payable FACILITY DOLLAR VOLUMES FACILITY AVERAGE DOLLARS PER INVOICE 8 AVERAGE ACCOUNTS & DRAFTS PAYABLE

Financial Fees and Payments in Advance of Funding

Financial fees increased $1.2 million, or 11.8%, from 3Q2025. The increase was due to an increase in average payments in advance of funding of 15.8%, in addition to rising financial interchange fees within CassPay. Rising freight rates are expected to continue to drive an increase in payments in advance of funding and financial fees in future quarters.

The percentage of transportation paid dollars advanced to freight carriers increased 89 basis points from 3Q2025. The increase was driven by a recent higher level of demand for the Company's early payment solutions due to adoption strategies and market conditions.

FINANCIAL FEES


$10.4M
$9.9M
$10.4M
$11.0M
$11.6M
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

AVERAGE PAYMENTS IN ADVANCE OF FUNDING


$175.7M
$175.0M
$177.0M
$210.4M
$203.5M
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

PERCENTAGE OF TRANSPORTATION PAID DOLLARS ADVANCED


6.53%
6.29%
7.14%
7.51%
7.42%
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Cass Information Systems, Inc.
www.cassinfo.com | ©2026 Cass Information Systems | 9

www.cassinfo.com | ©2026 Cass Information Systems | Net interest income increased $1.9 million, or 8.9%, from 3Q2025 driven by a higher net interest margin (NIM) and an increase in average interest-earning assets of $105.4 million, or 4.8%. The NIM improved 15 basis points from 3Q2025 to 4.02% largely driven by increases in the average yield on loans and investment securities of 24 and 33 basis points, respectively, combined with a decline in the average cost of total deposits of 24 basis points. The Company generally benefits from a higher interest rate environment due to a large percentage of its funding sources being non-interest bearing. Net Interest Income / Margin NET INTEREST INCOME $21.0M $21.5M $21.2M $21.5M $22.9M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 AVERAGE INTEREST-EARNING ASSETS $2.19B $2.21B $2.21B $2.20B $2.29B Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 NET INTEREST MARGIN 3.87% 3.93% 3.95% 4.00% 4.02% Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 10

Loans and Loan Yield

Loans decreased $38.3 million, or 3.5%, as compared to June 30, 2026. The Company experienced several payoffs within its faith-based portfolio during the quarter, some due to intentional exits of potential problem credits and others due to refinancing at other financial institutions. The Company expects loans at December 31, 2026 to be flat with September 30, 2026. The Company's 2027 and longer-term forecast for loan growth is 6-8%.

The Company's loan yield improved to 5.90% during 3Q2026 as compared to 5.66% during 3Q2025. The tables below outline the breakout of the loan portfolio by type and expected maturity of fixed rate loans through the end of 2027 with principal and weighted-average interest rate.

($$ in millions)

Portfolio Composition	9/30/25	12/31/25	3/31/26	6/30/26	9/30/26
Franchise	$249.9	$235.7	$233.1	$231.5	$250.4
Faith-Based	407.1	397.6	396.8	395.5	359.0
Leases	123.6	119.2	123.9	128.5	137.0
Other C&I	196.3	198.2	220.9	235.0	206.1
Other CRE	111.5	110.5	114.1	112.4	112.2
Ending Loans	$1,088.3	$1,061.2	$1,088.7	$1,103.0	$1,064.7
Loan Yield	5.66%	5.69%	5.81%	5.87%	5.90%
ACL/Loans	1.29%	1.28%	1.27%	1.30%	1.28%
Net Charge-Offs	-	-	-	-	0.05%
Non-Performing Loans/Loans	0.65%	0.66%	0.29%	0.15%	0.10%

($$ in millions)

Fixed Rate Loan Maturity Schedule	Principal	Weighted Average Rate
Q4 2026	$35.1	5.22%
Q1 2027	$15.2	4.57%
Q2 2027	$26.9	5.49%
Q3 2027	$17.8	5.48%
Q4 2027	$27.8	6.00%

Cass Information Systems, Inc.
www.cassinfo.com | ©2026 Cass Information Systems | 11

www.cassinfo.com | ©2026 Cass Information Systems | Average deposits increased $79.2 million, or 7.8%, as compared to 3Q2025. The Company experienced growth in average CassPay deposits of $74.5 million, or 29.2%, as compared to 3Q2025. The Company expects average CassPay deposits to increase in coming quarters due to growth within the current client base as well as onboarding of new clients from better sales activity. Deposits and Deposit Cost 12 AVERAGE TOTAL DEPOSIT COST 1.62% 1.49% 1.45% 1.46% 1.38% Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Average Deposits Deposit Type Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Faith-Based $322.8 $307.5 $323.0 $316.2 $318.8 CassPay 255.5 254.2 272.5 284.0 330.0 Other 438.3 474.0 474.5 474.8 447.0 Total Deposits $1,016.6 $1,035.7 $1,070.0 $1,075.0 $1,095.8 ($$ in millions)

Loans & Securities *(book value)* Repricing or Maturity

($$ in thousands)

Total Loans at September 30, 2026							
	Repricing or Maturity Term					Rate Structure	
	1 Year or Less	> 1 to 3 Years	>3 to 5 Years	> 5 Years	Total	Floating Rate	Fixed Rate
Commercial and Industrial:							
Franchise	32,153	12,458	16,341	189,417	250,369	17,357	233,012
Leases	4,889	44,906	47,068	40,149	137,012	-	137,012
Other	84,160	41,803	66,316	13,832	206,111	71,626	134,485
Total C&I	121,202	99,167	129,725	243,398	593,492	88,983	504,509
Real Estate:							
Faith-based CRE	61,761	108,343	121,388	67,540	359,032	18,208	340,824
Commercial	53,043	36,087	19,060	2,060	110,250	34,011	76,239
Other	1,949	-	-	-	1,949	-	1,948
Total real estate	116,753	144,430	140,448	69,600	471,231	52,219	419,011
Total loans	237,955	243,597	270,173	312,998	1,064,723	141,202	923,520
% of total	22%	23%	25%	29%	100%	13%	87%
Weighted-average coupon rate	5.66%	5.20%	5.79%	5.75%			

Total Investment Securities (Book Value) at September 30, 2026							
	Maturity and Projected Principal Cash Flow					Rate Structure	
	1 Year or Less	> 1 to 3 Years	>3 to 5 Years	> 5 Years	Total	Floating Rate	Fixed Rate
Mortgage-backed	75,956	127,240	104,397	228,003	535,596	-	535,596
State and political	96,035	22,213	90,839	86,911	295,998	-	295,998
Corporate	3,000	6,190	21,512	-	30,702	5,955	24,747
Asset-backed	2,090	4,225	3,422	5,764	15,501	15,501	-
Total investment securities	177,081	159,868	220,170	320,678	877,797	21,456	856,341
% of total	20%	18%	25%	37%	100%	2%	98%

Cass Information Systems, Inc.
www.cassinfo.com | ©2026 Cass Information Systems | 13

www.cassinfo.com | ©2026 Cass Information Systems | $27.6M $27.4M $27.3M $27.1M $27.6M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $38.4M $39.9M $38.2M $36.8M $39.8M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 $38.4M $38.8M $38.2M $38.5M $39.8M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Total operating expenses were $39.8 million as compared to $38.4 million in 3Q2025, an increase of $1.3 million, or 3.5%. Personnel expenses were flat with 3Q2025 as lower health insurance claims and related expenses offset higher commission payments and profit sharing. Other, non-personnel expenses were higher than 3Q2025 due to higher depreciation, licensing and maintenance, and other professional costs on software related to technology initiatives, as well as higher business development costs. Expenses PERSONNEL EXPENSES 14 ADJUSTED OPERATING EXPENSES(1)TOTAL OPERATING EXPENSES (1) Refer to explanation of use of non-GAAP financial measures and reconciliation of adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations as presented later in this presentation. AVERAGE FTEs 958 939 923 896 895 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26

www.cassinfo.com | ©2026 Cass Information Systems | The Company remains a consistent dividend payer and grower, paying regularly scheduled cash dividends since 1934. The Company increased its dividend $0.02 per share, or 6.3%, on a quarterly basis effective for the next scheduled quarterly dividend payment on December 14, 2026. The Company manages capital with an overall objective of maintaining a leverage ratio of approximately 10.00%. Future levels of repurchases will depend on market conditions, earnings, balance sheet growth and potential acquisition opportunities. The Company did not repurchase any common stock during 3Q2026 as a result of the $80.8 million increase in average assets as compared to 2Q2026 and the need to preserve capital to support asset growth. Prudent Stewards of Capital 15 Capital Ratios at 9/30/2026 Common equity tier 1 risk-based 15.45% Total risk-based 16.26% Tier 1 leverage 10.11% Tangible common equity 8.16% SHAREHOLDER RETURNS $4.1M $4.1M $4.1M $4.1M $4.1M $6.7M $8.3M $2.9M $3.0M Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Dividends Share Buybacks $7.0M $12.4M $10.8M $4.1M $7.1M

www.cassinfo.com | ©2026 Cass Information Systems | The Company is optimistic regarding its revenue outlook as a result of: o the likelihood of sustained higher interest rates which would be expected to positively impact net interest margin; o the impact of higher contract freight rates and fuel surcharges which should lead to higher levels of accounts and drafts payable, net interest income and financial fees; o increased sales activity around CassPay, which is expected to lead to growth in non-interest-bearing deposits and financial fees; and o onboarding of new clients in Facilities. The Company expects higher operating expense growth as it heads into the fourth quarter of 2026 and 2027 versus what was experienced through the first three quarters of 2026 due to: o resources needed to support the onboarding and support of two large new CassPay clients; o an increase in technology-related depreciation expense as a result of projects around AI-enabled systems being placed into production; o an increase in licensing and other related costs around AI-enabled and other third-party software platforms; o an increase in profit sharing and share-based compensation expense due to forecasted improved earnings; and o an expectation of rising benefits, primarily due to health insurance costs. While the Company believes it will continue to achieve operational efficiencies in certain areas due to technology successes, this progress may be offset short-term as a result of anticipated investments in people and resources needed to get other AI-enabled systems in place and operating at a level where the Company can continue to achieve operational efficiencies in future periods. 16 Financial Guidance and Assumptions

www.cassinfo.com | ©2026 Cass Information Systems | Compelling Opportunities for Future Earnings Growth and Value Creation Driving technology enhancements designed to improve client experience and position us more effectively in the marketplace, as well as drive efficiencies. Net interest income and margin growth as fixed rate interest-earning assets reprice in a higher interest rate environment. Accounts and drafts payable and related net interest income growth as a result of the impact of higher contract freight rates and fuel surcharges in Transportation and higher overall energy prices in Facilities. Non-interest bearing deposit and related net interest income growth as a result of recent sales activity and growth within CassPay client base. Financial fee growth as a result of rising freight rates and recent client wins in CassPay. Highly efficient Bank with growth opportunities in all niche business lines Strong capital levels support growth initiatives and/or return to shareholders 17

www.cassinfo.com | ©2026 Cass Information Systems | Appendix 18

www.cassinfo.com | ©2026 Cass Information Systems | Use of Non-GAAP Financial Measures Certain of the financial measures and ratios the Company presents, including “adjusted net income from continuing operations,” and “adjusted diluted earnings per share from continuing operations,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain revenue and expense items that the Company believes are not indicative of its primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. The Company believes that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of the Company’s performance. The non-GAAP financial measures the Company presents may differ from non-GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing the Company’s performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the appendix to this presentation. 19

Reconciliation of GAAP to Non-GAAP Financial Information

($$ in thousands except per share data)	Three Months Ended					Nine Months Ended	
	09/30/26	06/30/26	03/31/26	12/31/25	09/30/25	09/30/26	09/30/25
Net income from continuing operations (GAAP)	10,568	10,575	8,739	8,189	9,212	29,882	22,922
Adjustments:							
(Gain) loss on sale of investment securities	38	(5)	(5)	(38)	(4)	28	3,572
Bad debt (recovery) expense	-	(1,759)	-	-	-	(1,759)	(2,000)
Restructuring expense	-	-	.	1,131	-	-	-
Tax effect	(9)	438	1	(272)	1	430	(390)
Adjusted net income from continuing operations (Non-GAAP)	$ 10,597	$ 9,249	$ 8,735	$ 9,010	$ 9,209	$ 28,581	$ 24,104
Diluted earnings per share from continuing operations (GAAP)	$ 0.81	$ 0.81	$ 0.66	$ 0.62	$ 0.69	$ 2.28	$ 1.69
Adjusted diluted earnings per share from continuing operations (Non-GAAP)	$ 0.81	$ 0.71	$ 0.66	$ 0.68	$ 0.69	$ 2.18	$ 1.78

	Three Months Ended					Nine Months Ended	
	09/30/26	06/30/26	03/31/26	12/31/25	09/30/25	09/30/26	09/30/25
Total operating expense from continuing operations (GAAP)	$ 39,780	$ 36,769	$ 38,218	$ 39,901	$ 38,441	$ 114,767	$ 112,090
Adjustments:							
Bad debt recovery	-	1,759	-	-	-	1,759	2,000
Restructuring expense	-	-	-	(1,131)	-	-	-
Adjusted total operating expense from continuing operations (Non-GAAP)	$ 39,780	$ 38,528	$ 38,218	$ 38,770	$ 38,441	$ 116,526	$ 114,090

Cass Information Systems, Inc.
www.cassinfo.com | ©2026 Cass Information Systems | 20